                                   EXHIBIT 11

                      RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
            THIRTEEN WEEKS ENDED AUGUST 30, 1997 AND AUGUST 31, 1996
                    (In Thousands Except Per Share Amounts)

                                                             August 30, 1997     August 31, 1996
                                                             ---------------     ---------------
 EARNINGS PER COMMON SHARE - ASSUMING NO DILUTION
 Net income                                                         $60,613        $35,209
                                                                    =======        =======
 Weighted average number of common shares outstanding               122,948         83,890
                                                                    =======         ======
 Earnings per common share - assuming no dilution                      $.49           $.42
                                                                       ====           ====

 EARNINGS PER COMMON SHARE - ASSUMING FULL DILUTION (b)

 Earnings
 Net income                                                         $60,613        $35,209
 Add after tax interest expense applicable to 6.75%                   2,077          2,073
 convertible debentures (a)                                           -----          -----

 Net income, as adjusted (b)                                        $62,690        $37,282
                                                                    =======        =======

 Common Shares
 Weighted average number of common shares outstanding               122,948         83,890
 Assuming conversion of 6.75% convertible debentures                  5,864          5,953
 Assuming exercise of options reduced by the number of
 shares which could have been  purchased with the proceeds
 from exercise of such options                                        2,273            714
                                                                      -----            ---
 Weighted average number of common shares outstanding, as           131,085         90,557
 adjusted (b)                                                       =======         ======


 Earnings per common share assuming full dilution (b)                  $.48           $.41
                                                                       ====           ====


(a) Shown net of income taxes which were calculated at the Company's effective tax rate.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by APB Opinion No. 15 since the dilution is not material.
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                                   EXHIBIT 11

                      RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
           TWENTY-SIX WEEKS ENDED AUGUST 30, 1997 AND AUGUST 31, 1996
                    (In Thousands Except Per Share Amounts)



                                                            August 30, 1997     August 31, 1996
                                                            ---------------     ---------------
 EARNINGS PER COMMON SHARE - ASSUMING NO DILUTION
 Net income                                                        $128,854        $67,925
                                                                   ========        =======
 Weighted average number of common shares outstanding               122,891         83,878
                                                                    =======         ======
 Earnings per common share - assuming no dilution                     $1.05           $.81
                                                                      =====           ====

 EARNINGS PER COMMON SHARE - ASSUMING FULL DILUTION (b)

 Earnings
 Net income                                                        $128,854        $67,925
 Add after tax interest expense applicable to 6.75%                   4,481          4,071
 convertible debentures (a)                                           -----          -----

 Net income, as adjusted (b)                                       $133,335        $71,996
                                                                   ========        =======

 Common Shares
 Weighted average number of common shares outstanding               122,891         83,878
 Assuming conversion of 6.75% convertible debentures                  5,864          5,953
 Assuming exercise of options reduced by the number of
 shares which could have been purchased with the proceeds
 from exercise of such options                                        2,273            714
                                                                      -----            ---
 Weighted average number of common shares outstanding, as           131,028         90,545
 adjusted (b)                                                       =======         ======


 Earnings per common share assuming full dilution (b)                 $1.02           $.80
                                                                      =====           ====



(a) Shown net of income taxes which were calculated at the Company's effective tax rate.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by APB Opinion No. 15 since the dilution is not material.